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                                                                    Exhibit 4.14

                            RED BELL BREWING COMPANY
                             SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT is made this 23 day of October 2000, by and between CDB FINANCE CORPORATION, a Pennsylvania corporation ("CDB"), and RED BELL BREWING COMPANY, a Pennsylvania corporation (the "Company").

                                   BACKGROUND

     As more fully set forth herein, the Company is issuing to CDB 22,000 shares of Common Stock of the Company (the "Stock").

                                   AGREEMENT

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1. PURCHASE. The Company hereby sells the Stock to CDB, and CDB hereby purchases the Stock from the Company. The Stock is being issued to CDB by the Company as an inducement for a loan in the principal amount of $194,000 being provided by CDB to the Company. A certificate representing the Stock shall be delivered to CDB within thirty days following the date thereof.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to CDB that the issuance of the Stock has been duly authorized and the Stock when issued will be validly issued, fully paid and non-assessable.

     3. REPRESENTATIONS AND WARRANTIES OF CDB. CDB hereby makes the following representations and warranties to the Company:

          A. CDB understands that the Stock is being offering and sold under an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and offering exemptions contained in the securities laws of other jurisdictions; that CDB is purchasing the Stock without being furnished any offering literature or prospectus of any sort relating to the Company; that all documents, records and books pertaining to this investment and the Company have been made available by the Company to CDB and CDB's representatives.

          B. CDB understands that the Stock has not, and except as provided in the Registration Rights Agreement between the parties, will not be registered under the Act or any state securities laws, and that in order to sell or transfer such Stock, such Stock must either be registered under such laws or an appropriate exemption from registration must be available.

          C. CDB is a bona fide resident and domiciliary of the State of Pennsylvania and has no present intention of becoming a resident or domiciliary of any other jurisdiction.

          D. CDB is an accredited investor as defined in Rule 501 under the Act. CDB is able to fend for itself in this transaction.

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          E. CDB confirms that CDB understands and has fully considered for purposes of this investment that there are substantial restrictions on the transferability of the Stock and there is currently no established public market for the Stock and no liquidity is present in connection with the Stock.

          F. CDB has such knowledge and experience in financial and business matters that CDB is capable of evaluating the merits and risks of an investment in the Stock and of making an informed investment decision.

          G. CDB confirms that in making CDB's decision to purchase the Stock hereby subscribed for CDB has relied solely upon CDB's own independent investigation of the Company and not on any representations, warranties, or statements made by or on behalf of the Company (other than those made herein), and that CDB has been given the opportunity to ask questions of and to receive answers from the Company concerning the Company, its financial condition and business, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense, and CDB believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

          H. The Stock hereby subscribed for is being acquired by CDB in good faith solely for CDB's own account for investment purposes only and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; CDB has no contract, understanding, undertaking, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Stock for which CDB hereby subscribes for or any part thereof; CDB understands that the legal consequences of the foregoing representations and warranties are that CDB must bear the economic risk of an investment in the Stock for an indefinite period of time because the Stock has not been registered under the Act or applicable state securities laws and therefore cannot be sold unless the Stock is subsequently registered under the Act or applicable state securities laws (which the Company has agreed to do under the Registration Rights Agreements between the parties) or an exemption from such registration is available.

          I. CDB consents to the placement of a legend on the certificate representing the Stock being purchased by CDB, which legend will be in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SALE OR OTHER DISPOSITION OF THESE SECURITIES IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATUTES. BY ACQUIRING THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT THE HOLDER HAS ACQUIRED THESE SECURITIES FOR INVESTMENT AND THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THESE


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          SECURITIES WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID
          ACTS AND THE RULES AND REGULATIONS THEREUNDER."

          J. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by CDB.

     4. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS AND REMEDIES. Except as specifically provided otherwise herein, all representations, warranties, covenants, agreements and remedies of the parties hereto, shall survive the date hereof.

     5. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

     6. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder.

     7. PENNSYLVANIA LAW CONTROLS. This Agreement shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

     IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has executed this Subscription Agreement as of the date set forth above.

                                        CDB FINANCE CORPORATION

                                        By: /s/ David Bernstein
                                           --------------------------
                                           David Bernstein, President


                                        RED BELL BREWING COMPANY

                                        By: /s/ James R. Bell, President
                                           --------------------------
                                           James R. Bell, President


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